UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 10, 2007


                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               OREGON                   0-12853             93-0370304
               ------                   -------             ----------
    (State or other jurisdiction      (Commission          (IRS Employer
       of incorporation)               File Number)      Identification No.)


13900 NW Science Park Drive, Portland, Oregon                     97229
 (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (503) 641-4141

                                    No Change

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02.  Results of Operations and Financial Condition.

         On April 10, 2007, Electro Scientific Industries, Inc. (the "Company") announced its financial results for the third quarter of fiscal year 2007. The Company's press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.  Other Events

         On April 10, 2007, the Company announced that its Board of Directors authorized on March 9, 2007 the repurchase of up to $50 million in shares of the Company's outstanding common stock during the nine-month period following the Company's announcement of its financial results for the third quarter of fiscal 2007. The repurchases will occur from time to time as market conditions warrant through transactions in the open market or in negotiated transactions with brokers or shareholders.

         The Company expects that the share purchase transactions will be effected pursuant to a plan in conformity with Rule 10b5-1 under the Securities Exchange Act of 1934. This rule allows public companies to adopt written, pre-arranged stock trading plans when they do not have material, non-public information in their possession. The adoption of this stock trading plan will allow the Company to repurchase its shares during periods when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.


Item 9.01.  Financial Statements and Exhibits.

         (d)  Exhibits
         99.1     Press release dated April 10, 2007



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: April 10, 2007


                            Electro Scientific Industries, Inc.



                            By /s/ John Metcalf
                            -----------------------------------------------
                            John Metcalf
                            Senior Vice President of Administration,
                            Chief Financial Officer and Corporate Secretary



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                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------
99.1              Press release dated April 10, 2007.